UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) November 19, 2007 (November 13, 2007)
Baldwin Technology Company, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-9334	13-3258160

(Commission File Number)	(IRS Employer Identification No.)

Two Trap Falls Road, Suite 402, Shelton CT	06484

(Address of Principal Executive Offices)	(Zip Code)
203-402-1000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-3.1: AMENDED AND RESTATED BYLAWS
EX-99.1: PRESS RELEASE
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     Management Incentive Compensation Plan
     On July 18, 2007, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Baldwin Technology Company, Inc. (the “Company”) approved, and recommended for approval by the Independent Directors, and by the full Board the Management Incentive Compensation Plan (“MICP”) for the Company’s fiscal year ending June 20, 2008 (“FY08”). On September 11, 2007, the Committee approved and recommended for approval by the Independent Directors and the full Board an amendment to the performance criteria of the FY08 MICP; the Independent Directors and the full Board approved the FY08 MICP and amendment thereto on September 11, 2007.
     The FY08 MICP, as amended, is similar to the FY07 MICP previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated August 22, 2006, except that performance measures associated therewith are revised annually by the Committee.
     Under the MICP, each executive officer and key manager (a “participant”) is eligible to earn cash incentive compensation based on a target bonus percentage of his/her base salary upon the achievement of certain performance targets whose purpose is to focus the Company’s attention on earnings (through Profit Before Tax) and on cash (through an improvement in managing the Company’s balance sheet assets of Accounts Receivable and Inventory). The individual target award opportunities range for MICP participants from 7.5% to 50% of a participant’s base salary depending on the participant’s position within the Company and his/her overall responsibilities in the organization.
     The individual target award opportunity for each of Karl S. Puehringer, its President and Chief Executive Officer (“CEO”), John P. Jordan, its Vice President, Chief Financial Officer and Treasurer, and Shaun J. Kilfoyle, its Vice President, has been set at 50% of their respective base salaries.
     A copy of the FY08 MICP was filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007 and is incorporated herein by this reference.
     Election of New Class III Director
     On November 13, 2007 the Company’s Board of Directors elected Claes Warnander, age 64, as a Class III Director of the Company to serve until the 2008 Annual Meeting of Stockholders of the Company.
     The Company confirms, as required by regulations under the Securities Exchange Act of 1934, that (1) there was no arrangement or understanding between Mr. Warnander and any other person pursuant to which he was elected as a Director, and (2) there are no transactions between

Mr. Warnander and the Company that would require disclosure under Item 404(a) of Regulation S-K.
     Details of Mr. Warnander’s election to the Board are contained in the press release of the Company dated November 14, 2007, which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.
     Equity Compensation Awards to Executive Officers and Directors
     On November 13, 2007, the Board of Directors of the Company approved the following Class A Common Stock equity compensation awards made to the Company’s executive officers and directors:

Name	Position	Award
Gerald A. Nathe	Chairman of the Board and Director	30,000 restricted shares
Karl S. Puehringer	President, Chief Executive Officer and Director	35,000 restricted shares 30,000 restricted shares
John P. Jordan	Vice President, Chief Financial Officer and Treasurer	20,000 restricted shares
Shaun J. Kilfoyle	Vice President	7,500 restricted shares
Mark T. Becker	Director	2,269 restricted shares
Rolf Bergstrom	Director	2,269 restricted share units
Samuel B. Fortenbaugh III	Director	2,269 restricted shares
Akira Hara	Director	2,269 restricted share units
Ronald Salvagio	Director	2,269 restricted shares
Judith A. Mulholland	Director	2,269 restricted shares
Ralph R. Whitney, Jr.	Director	2,269 restricted shares
     The awards of restricted shares and restricted share units described above were made pursuant to the Company’s 2005 Equity Compensation Plan (the “Plan’) which was approved by the Company’s stockholders at the 2005 Annual Meeting of Stockholders held on November 8, 2005. Pursuant to the Plan, restrictions lapse in three equal annual installments on the first, second and third anniversaries of the date of the award. Copies of the form of restricted stock award agreement and restricted stock unit award agreement used in connection with said awards were filed with the Company’s Current Report on Form 8-K dated November 20, 2006.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On November 13, 2007, the Board of Directors amended the Company’s By-laws, effective as of that date. The Bylaws were generally revised to bring them up to date for a Delaware public company and, among other things, to allow for the Company to be eligible for direct registration of uncertificated securities in lieu of certificated stock certificates, to permit board and stockholder meetings to be held by remote communication instead of in person, to expand the indemnification provided by the Company to its officers and directors, and to provide a procedure for the removal of a Director and the filling of the vacancy caused by any such removal. A copy of the Company’s amended and restated Bylaws, dated as of November 13, 2007, is filed with this Current Report as Exhibit 3.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

3.1	Amended and Restated Bylaws of Baldwin Technology Company, Inc. dated as of November 13, 2007, filed herewith.

99.1	Press release entitled “Baldwin Elects New Director” dated November 14, 2007 and issued by the Company on November 14, 2007 (filed herewith).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BALDWIN TECHNOLOGY COMPANY, INC. (Registrant)
By:	/s/ Leon Richards
	Name:	Leon Richards
	Title:	Chief Accounting Officer & Controller

Dated: November 19, 2007